Exhibit 10.29
THIRD AMENDMENT TO OFFICE LEASE AGREEMENT
This THIRD AMENDMENT TO OFFICE LEASE (this “Amendment”) is made as of 17 November 2009, by and between HCP LS REDWOOD CITY, LLC (f/k/a Slough Redwood City, LLC), a Delaware limited liability company (“Landlord”) and CARDICA, INC., a Delaware corporation (“Tenant”), with reference to the following facts:
A. Landlord (as successor to CA Seaport Centre Limited Partnership) and Tenant are parties to an Office Lease Agreement dated as of April 25, 2003, as amended by a First Amendment dated as of January 21, 2004 (the First Amendment) and a Second Amendment dated as of November 19, 2007 (the Second Amendment) (as so amended the “Lease”) which Lease presently covers premises constituting 29,614 rentable square feet (the Premises) constituting a portion of the building in the Britannia Seaport Centre, Redwood City, California commonly known as 900 Saginaw Drive (the Building). The current term of the Lease is presently scheduled to expire on August 31, 2011.
B. Landlord and Tenant wish to further amend the Lease to provide for the reduction of the Security Deposit in accordance with the terms and conditions set forth herein.
C. Capitalized terms used in this Third Amendment as defined terms but not specifically defined in this Third Amendment shall have the meanings assigned to such terms in the Lease.
NOW THEREFORE, in consideration of the promises and the agreements and covenants contained herein, Landlord and Tenant agree that the Lease is amended and modified as follows:
I.
Reduction of Security Deposit — As of the date of execution of this Third Amendment, the amount of the Security Deposit required to be maintained by Tenant under the Lease is reduced to $150,000 for the duration of the Term, including the Initial Term and the Extended Term. Promptly following the execution of this Third Amendment, Landlord shall cooperate with Tenant in arranging for a reduction of the letter of credit presently held by Landlord, or the issuance of a replacement letter of credit by the issuer, to conform to such reduction in the amount of the Security Deposit, provided that any charges or fees imposed by the issuer in connection with such reduction or replacement of the letter of credit shall be paid solely by the Tenant.
II. Miscellaneous
Except as amended by this Amendment, the Lease is not otherwise amended, and the Lease remains in full force and effect, as amended hereby. In the event of a conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written,

WITNESSES:	LANDLORD:

HCP LS REDWOOD CITY, LLC (f/k/a
Slough Redwood City, LLC), a Delaware
limited liability company
/s/ Mike Swofford
Mike Swofford	BY: HCP Estates USA Inc. (f/k/a Slough
Redwood City, LLC), a Delaware
corporation, its Manager

	By:	/s/ Jon Bergschneider

		Name:	Jon Bergschneider
		Its:	Senior Vice President

TENANT

CARDICA, Inc. a Delaware corporation
/s/ Jannette Buchanan
Jannette Buchanan	By:	/s/ Frederick M. Bauer

		Name:	Frederick M. Bauer
		Its:	Vice President